Exhibit 99.1

MacroGenics and EVERSANA Announce Agreement to Support the Potential Launch and Commercialization of Margetuximab

•MacroGenics accesses EVERSANA’s full suite of commercial services for which both parties share expenses
•EVERSANA may earn revenue share payments over five years subject to predefined cap
•MacroGenics’ projected cash runway remains into 2023

ROCKVILLE, MD and CHICAGO, IL, November 30, 2020 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (Nasdaq: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, today announced that it has partnered with EVERSANA, a pioneer of next-generation commercial services to the global life sciences industry, to commercialize margetuximab in the United States, if approved.

Margetuximab is an investigational, monoclonal antibody derived from MacroGenics’ proprietary Fc-Optimization technology platform. A Biologics License Application (BLA) for margetuximab for the treatment of patients with pre-treated metastatic HER2-positive breast cancer in combination with chemotherapy is under review by the U.S. Food and Drug Administration (FDA), with a Prescription Drug User Fee Act (PDUFA) goal date of December 18, 2020.

“We believe that margetuximab, if approved, could become a valuable treatment option for patients living with this devastating disease,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “We are excited to partner with EVERSANA and leverage their integrated commercial services to efficiently launch margetuximab. We have been working closely with EVERSANA to fully align our commercialization strategies to educate healthcare providers and ensure patient access to margetuximab, while maintaining MacroGenics’ cash runway to fund our broader portfolio.”

Jim Lang, CEO of EVERSANA, added, “We’ve built a suite of comprehensive commercial services for biopharmaceutical innovators like MacroGenics and look forward to entering this risk-sharing arrangement with MacroGenics to support the commercialization of margetuximab, if approved. Our partnership with MacroGenics puts the patient first by supporting broad market access and comprehensive patient support services. We will work closely with MacroGenics on each stage of the product launch and roll-out.”

Under the terms of the agreement, MacroGenics maintains ownership of margetuximab, including all manufacturing, regulatory and development responsibilities for the product. This includes MacroGenics’ continued development of margetuximab in combination with immune checkpoint inhibitors in gastroesophageal cancer in the Phase 2/3 MAHOGANY study, as well as other ongoing studies. EVERSANA receives a co-exclusive right to conduct approved commercialization activities. EVERSANA will utilize its internal capabilities to support sales and marketing, market access, channel management services, data and analytics, medical affairs, and other patient access related services. MacroGenics will book sales for margetuximab. Upon the potential approval of margetuximab, EVERSANA and MacroGenics will equally share in funding EVERSANA’s commercialization expenses. In exchange for co-funding these expenses, EVERSANA will earn future revenue share payments which shall be capped at 125% of EVERSANA’s cumulative service fees. The term of the agreement is five years following the date of FDA approval, subject to predefined termination provisions.

About HER2-Positive Breast Cancer
Human epidermal growth factor receptor 2 (HER2) is a protein found on the surface of some cancer cells that promotes growth and is associated with aggressive disease and poor prognosis. Approximately 15-20% of breast cancer cases are HER2-positive. Antibody-based therapies targeting HER2 have greatly improved outcomes of patients with HER2-positive breast cancer and are now standard of care in both early-and late-stage disease. However, metastatic breast cancer remains an area of unmet need and ongoing HER2 blockade is recommended for the treatment of patients with relapsed or refractory disease.

About Margetuximab
Margetuximab is an Fc-engineered, monoclonal antibody that targets the HER2 oncoprotein. HER2 is expressed by tumor cells in breast, gastroesophageal and other solid tumors. Margetuximab was designed to provide HER2 blockade and has similar HER2 binding and antiproliferative effects as trastuzumab. In addition, margetuximab has been engineered to enhance the engagement of the immune system through MacroGenics’ Fc Optimization technology. Margetuximab is also being evaluated in combination with checkpoint blockade in the Phase 2/3 MAHOGANY trial for the treatment of patients with HER2-positive gastroesophageal cancer (NCT04082364), and in combination with tebotelimab (PD-1 × LAG-3 bispecific DART® molecule) in various HER2+ indications (NCT03219268). For more information, please visit www.clinicaltrials.gov.

About MacroGenics, Inc.
MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. For more information, please see the Company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo and DART are trademarks or registered trademarks of MacroGenics, Inc.

About EVERSANA™
EVERSANA™ is the leading provider of global services to the life sciences industry. The company’s integrated solutions are rooted in the patient experience and span all stages of the product life cycle to deliver long-term, sustainable value for patients, prescribers, channel partners and payers. The company serves more than 500 organizations, including innovative start-ups and established pharmaceutical companies, to advance life science solutions for a healthier world. To learn more about EVERSANA, visit eversana.com or connect through LinkedIn and Twitter.

MacroGenics’ Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics, Inc. (the “Company”), including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the novel coronavirus (referred to as COVID-19), and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contacts:

MacroGenics, Inc.
Jim Karrels, Senior Vice President, CFO
info@macrogenics.com
1-301-251-5172

EVERSANA
Sarah Zwicky
sarah.zwicky@eversana.com
1-414-434-4691